SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                      _________________

                          Form 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934

                Yukon Gold Corporation, Inc.
   (exact name of registrant as specified in its charter)

             Delaware                   98-0413063
    (State of incorporation or       (I.R.S. Employer
          organization)            Identification No.)

          347 Bay Street
            Suite 408                    M5H 2R7
     Toronto, Ontario M5H 2R7
                                        (Zip Code)
      (Address of principal
        executive offices)

    If this form relates to     If this form relates to
    the registration of a       the registration of a
    class of securities         class of securities
    pursuant to Section 12(b)   pursuant to Section 12(g)
    of the Exchange Act and is  of the Exchange Act and is
    effective pursuant to       effective pursuant to
    General Instruction A.(c),  General Instruction A.(d),
    please check the following  please check the following
    box.                        box.



Securities Act registration statement file number to which this form relates: 333-113546

Securities to be registered pursuant to Section 12(g) of the
Act:

    Title of each class to be   Name of each exchange on
    so registered               which each class is to be
                                registered
    Common Stock, Par Value
    $0.001 per share            The Over-The-Counter
                                Bulletin Board



Securities to be registered pursuant to section 12 (b) of the Act:

                            None

       INFORMATION REQUIRED IN REGISTRATION STATEMENT

     On March 12, 2004, the Registrant filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (File No. 333-113546) (the "Registration Statement"). On May 20, 2004, the Registrant filed with the SEC Amendment No. 1 to the Registration Statement. On July 8, 2004, the Registrant filed with the SEC Amendment No. 2 to the Registration Statement. On July 27, 2004, the Registrant filed with the SEC Amendment No. 3 to the Registration Statement. On September 9, 2004, the Registrant filed with the SEC Amendment No. 4 to the Registration Statement. On October 10, 2004, the Registrant filed with the SEC Amendment No. 5 to the Registration Statement. On November 12, 2004, the Registrant filed with the SEC Amendment No. 6 to the Registration Statement. On December 8, 2004, the Registrant filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, the Prospectus dated December 3, 2004 (the "Prospectus"). The Prospectus is incorporated herein by reference to the extent set forth below.

Item 1.   Description of Registrant's Securities to be
Registered.

     The description of the securities to be registered hereby is incorporated by reference to the description that appears under the caption, "DESCRIPTION OF SECURITIES" in the Prospectus.

Item 2.   Exhibits.

     3.1  Certificate of Incorporation of Yukon Gold
          Corporation, Inc. (formerly known as "Realdarts
          International, Inc.") dated May 31, 2000
          (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2, Commission
          File No. 333-113546)

     3.2 Certificate of Amendment of the Certificate of Incorporation dated August 3, 2000, filed on
          August 4, 2000 with the Delaware Secretary of
          State, which changed the name of the company to "Optima 2000, Inc." (incorporated by reference to
          Exhibit 3.4 to the Registration Statement on Form
          SB-2, Commission File No. 333-113546)

     3.3 Certificate of Amendment of the Certificate of Incorporation dated August 28, 2000, filed on
          August 29, 2000, which changed the name of the Company to "Optima International, Inc."
          (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form SB-2, Commission
          File No. 333-113546)

     3.4 Certificate of Amendment of the Certificate of Incorporation dated August 28,2000, filed with the Delaware Secretary of State on September 27, 2000, which changed the name of the Company to "Optima Global Corporation" (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form SB-2, Commission File No. 333-113546)

     3.5 Certificate of Merger dated February 2, 2001 and filed with the Delaware Secretary of State on February 5, 2001, in which the company is the surviving corporation (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form SB-2, Commission File No. 333-113546)

     3.6 Certificate of Amendment of the Certificate of Incorporation dated November 20, 2002, filed with the Delaware Secretary of State on November 27, 2002, changing the name of the Company to "Take-4, Inc." (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form SB-2, Commission File No. 333-113546)

     3.7 Certificate of Amendment of the Certificate of Incorporation of the Company dated October 27,
          2003, filed with the Delaware Secretary of State on October 29, 2003, changing the name of the Company to "Yukon Gold Corporation, Inc."
          (incorporated by reference to Exhibit 3.9 to the Registration Statement on Form SB-2, Commission
          File No. 333-113546)

     3.8 By-laws of Yukon Gold Corporation, Inc. (formerly known as Optima Global Corporation), adopted as of February 2, 2001 (incorporated by reference to
          Exhibit 3.2 to the Registration Statement on Form SB-2, Commission File No. 333-113546).


                          SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 9, 2004


                         YUKON GOLD CORPORATION, INC.


                         By: /s/   Stafford Kelley
                              Stafford Kelley
                              Director and Secretary